UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 8, 2025

(Date of earliest event reported)

FRANKLIN BSP REAL ESTATE DEBT, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56705	99-3480205
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Avenue, Suite 1600 New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number including area code) 212-588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

JPM Master Repurchase Agreements

On May 8, 2025, Franklin BSP Real Estate Debt, Inc. (the “Company”), through its indirect wholly-owned subsidiary FBRED REIT BWH Seller, LLC (“Seller”), entered into a Master Repurchase Agreement (the “MRA”) with Barclays Bank PLC (“Barclays”). The MRA provides up to $250 million of advances. The initial maturity date of the MRA is May 8, 2028, which may be extended for up to 12 months at the Seller's option.

In connection with the MRA, the Company, through its wholly-owned subsidiary FBRED REIT Real Estate Debt Opco, LLC (the “Guarantor”), entered into a Guarantee Agreement, dated as of May 8, 2025 (the “Guarantee Agreement”) under which the Guarantor agreed to guarantee certain obligations of Seller under the MRA.

The MRA and the Guarantee Agreement contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of this type. In addition, the Guarantee Agreement requires the Guarantor to satisfy certain financial (including minimum net worth) requirements.

The description of the MRA and Guarantee Agreement above is a summary and is qualified in its entirety by the terms of the MRA and Guarantee Agreement which will be filed as exhibits to the Company’s Form 10-Q for the quarter ended June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin BSP Real Estate Debt, Inc.

By:	/s/ Jerome S. Baglien
	Name:	Jerome S. Baglien
	Title:	Chief Financial Officer, Chief Operating Officer and Treasurer

Date: May 14, 2025